Investor Presentation May 2012

FORWARD LOOKING STATEMENTS This presentation contains certain forward-looking statements, as that term is defined in U.S. federal securities laws. Generally, these statements relate to our business plans or strategies, projections involving anticipated revenues, earnings, profitability, or other aspects of operating results, or other future developments in our affairs or the industry in which we conduct business. Forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “estimate,” “would be,” “will,” “intend to,” “project,” or similar expressions or the negative thereof, as well as statements that include future events, tense or dates, or are not historical or current facts. These forward-looking statements include but are not limited to statements regarding our ability to successfully execute our strategy and Strategic Growth and Diversification Plan, the level and sufficiency of our current regulatory capital and equity ratios, our ability to continue to diversify the loan portfolio, our efforts at deepening client relationships, increasing our levels of core deposits, lowering our non- performing asset levels, managing and reducing our credit-related costs, increasing our revenue growth and levels of earning assets, the effects of general economic and competitive conditions nationally and within our core market area, the sufficiency of the levels of provision for the allowance for loan losses and amounts of charge-offs, loan and deposit growth, interest on loans, asset yields and cost of funds, net interest income, net interest margin, non-interest income, non-interest expense, interest rate environment, and other factors including those set forth in “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011. Such forward-looking statements are not guarantees of future performance. The Company does not intend to update these forward-looking statements to reflect occurrences or unanticipated events or circumstances unless required to do so under the federal securities laws. 2

Agenda  CFS Bancorp Overview  Strategic Growth & Diversification Plan  Path Forward 3

CFS Bancorp Overview

CFS Bancorp Overview  Headquartered in Munster, IN — 20 full service branch locations in Northwest IN and South Suburban Chicago — CFS Bancorp formed in 1998 — Citizens Financial Bank founded in 1934  $1.2B Total Assets at March 31, 2012  $707M Total Loans  $1.0B Total Deposits — 95% Deposit Funded — 62% Core Deposits — No Brokered Deposits  $103M Tangible Common Equity — 8.8% TCE Ratio — No Holding Company debt — No TruPS — No TARP  NASDAQ: CITZ 5

CFS Bancorp Overview  Ongoing — NPA remediation efforts — Efficiency ratio initiatives — Focus on C&I, CRE-Owner Occupied, and Multifamily lending — Core deposit acquisition and deleveraging — Capital management  Discontinued / Deemphasized —Commercial participations — Commercial construction & land development loans 6

Strategic Growth & Diversification Plan

Strategic Growth & Diversification Plan  Board approved in late 2007 — Implementation commenced in 2008  Four key long-term objectives — Reduce non-performing assets — Improve efficiency ratio with revenue enhancements and cost reduction initiatives — Grow while diversifying by targeting small and mid-sized business owners for relationship banking opportunities — Expand and deepen the Company’s relationships with its clients by meeting a higher percentage of client’s financial needs 8

Investing in Talent to Drive Business Results  45 new senior and middle managers hired since 2007  All 4 Named Executive Officers new since 2007 Daryl Pomranke President & COO  Joined CFS in April 2007  Appointed to Board of Directors of Citizens Financial Bank in June 2009  Responsible for day-to-day bank operations  Previously employed by Mercantile National Bank of IN (Sold to Harris Bank)  Nearly two decades of banking experience as a CFO, COO, and Senior Lender  Started career as an auditor at KPMG Daniel Zimmer SVP & Senior Credit Officer  Joined CFS in December 2007  Previously employed by MidAmerica Bank (Sold to National City, now PNC)  Commercial Loan Credit Manager from 2006 – 2007  Assisted in structural growth of commercial loan portfolio from $1.7B to $2B prior to sale Dale Clapp EVP, Sales Management  Joined CFS in April 2008  Previously employed by Mercantile National Bank of IN (Sold to Harris Bank)  Served as SVP-Regional Sales Manager of the Business Banking Group for Indiana Jerry Weberling, CPA EVP & CFO  Joined CFS in June 2010  Previously CFO of MAF Bancorp / Mid America Bank from 1990 – 2007  Controller of Mid America Bank from 1984 – 1990  Auditor at KPMG from 1974 – 1984 9

Performance Management Program  Power of Personal Performance (PoPP)  Primary focus on sales activities and behaviors  Utilization of balanced scorecards to track activities  Coaching sessions, check-ins, skill builders, and skip coaching  Improved outcomes, and client and employee satisfaction 10

Awards and Recognition 11

2011 Best Place to Work and Best Bank for Customer Service 12

Strategic Growth & Diversification Plan  Execution Status —We continue to execute the plan — Progress made on reducing non-performing assets — Loan portfolio diversification continues — Strong core deposit growth results achieved — Major investments in people and infrastructure complete — Performance management system fully implemented in the sales business units 13

Strategic Growth & Diversification Plan  Reduce non-performing assets  Improve efficiency ratio  Grow & diversify loan portfolio  Expand and deepen client relationships 14

Reduce Non-Performing Assets

Commercial Participations Drag  Commercial participations have created significant problems and charge-offs — Represent only 1% of gross loans, 6% of NPLs, and 42% of OREO — $26.5 million in loan charge-offs and OREO write-downs, or 43% of total since 12/31/06 — 38% of participations are non-performing — Breakdown at 3/31/12 = $6.2 million CRE-NOO, $.6 million Commercial CL&D  New purchases ceased in 2Q07 but impact lingers 1% 6% 42% 99% 94% 58% 0% 20% 40% 60% 80% 100% Gross Loans NPLs OREO Direct vs. Participation Loans Participations Direct Loans 16

Commercial Participation Loans $0 $20,000 $40,000 $60,000 $80,000 $100,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (i n t h o u sa n d s) Commercial Construction and Land Loans $0 $20,000 $40,000 $60,000 $80,000 $100,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) 17

Non-Performing Assets 17,548 33,602 37,949 49,704 54,001 54,853 13,214 24,341 30,302 27,112 10,677 10,851 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) Direct Originations Participations 18

Non-Performing Loans and OREO 29,597 54,701 59,009 54,492 45,587 46,275 1,162 3,242 9,242 22,324 19,091 19,429 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) Non-Performing Loans OREO 19

Total Commercial Loans Outstanding As of 3/31/2012 Pre-1/1/08 Post-1/1/08 (dollars in thousands) $194,023 $278,608 20

Credit Enhancements since 2007  New Senior Credit Officer and credit team  New Credit Policy and underwriting standards/practices implemented in 2008  Objective attribute underwriting matrices developed  12 seasoned C&I relationship managers hired to replace CRE lenders  Commercial participations purchases ceased in mid-2007  Commercial construction/land lending effectively ceased in mid-2007 21

Ongoing NPA Remediation  Proactive problem asset management — Weekly review of delinquencies by Asset Management Committee — Action plan review for all loans graded watch or worse — Impairment analysis prepared quarterly on all substandard loans > $750,000 — Loan grade review for all loans 30-days past due — All performing past due loans reviewed — Monthly management reports prepared for Board of Directors 22

NPAs for Loans Originated Prior to 1/1/08 30,762 57,091 67,395 67,778 56,725 55,926 $0 $20,000 $40,000 $60,000 $80,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) # of NPAs 91 128 140 127 149 140 NPAs for Loans Originated After 1/1/08 852 856 9,038 7,953 9,778 $0 $20,000 $40,000 $60,000 $80,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) # of NPAs 3 4 5 5 11 Origination Volume for the period = $514.6 million 23

Commercial Loan Charge-offs By Portfolio Gross Loan Charge Offs - 2011 Pre-1/1/08 Post-1/1/08 $18,288 $2,532 Gross Loan Charge Offs – 2007 – Q1-2012 Pre-1/1/08 Post-1/1/08 $54,420 $2,950 (dollars in thousands) 24

Improve Efficiency Ratio

Revenue Enhancements  High Performance Checking Program  Expand Mortgage Banking Activities  Increase Commercial Loan Production 26

Cost Reduction Initiatives  Voluntary Early Retirement Offering in Q1-12 — $876,000 severance and early retirement expense, $1.1 million in annualized compensation and benefit savings  Banking Center and Support Staff Efficiencies — Closed Bolingbrook and Orland Park on 3/31/12 — Realigned regional structure — FTE headcount — 12/10 - 322 — 12/11 – 303 — 3/12 – 273 — 6/12 – 262 (projected) 27

Non-Interest Expense Drivers 343 2,671 2,976 1,483 4,123 618 164 655 1,077 638 714 118 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) OREO Related Expenses Loan Collection Expenses 28

Non-Interest Expense Drivers (cont.) $1,284 $1,091 $1,907 $2,283 $1,385 $253 $- $500 $1,000 $1,500 $2,000 $2,500 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 (in thousa n ds ) Professional Fees 29

Grow While Diversifying

Loan Portfolio Diversification $185,177 $287,522 12/31/07 C&I CRE-OO CRE-Multifamily Comm Const Land Comm Participation CRE-NOO Retail Loans $180,592 $141,205 $185,070 $234,700 03/31/12 $257,781 $29,780 31

Targeted Growth Segments 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 C&I CRE-OO CRE-Multifamily 12/31/07 3/31/12 45.9% 15.3% 96.5% 32

Targeted Shrinkage Segments 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 Comm Const Land Comm Participation 12/31/07 3/31/12 -61.6% -91.4% 33

Expand and Deepen Relationships

Focus on Business Relationships  Business Banking Group reorganized to drive growth — New EVP Sales Management hired in 2008 — 14 new Relationship Managers hired — Average banking industry experience of 20+ years — Expertise in C&I and Multifamily lending  Regional partnerships formed between Retail and Business Banking teams with shared goals and incentives  Focus on small and medium-sized businesses — Grow C&I, multifamily, and owner occupied CRE relationships as a share of commercial loans 35

Focus on Business Relationships  Increase business deposits to generate relationships and fund growth  IT platform provides competitive advantage in Cash Management opportunities  Proactive prospecting — Feet on the street – experienced teams in their markets — Trusted Advisor approach vs. transactional lending — Incentives are equally weighted between deposit gathering and loan production 36

Total Deposits 469 448 485 539 597 627 395 376 365 407 380 377 $- $100 $200 $300 $400 $500 $600 $700 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 ($ in m ill ions ) Core Deposits Certificates 37

Non-Municipal Business Deposits 36 31 34 60 61 63 39 45 68 67 70 75 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 ($ in milli o n s) Interest Bearing Deposits Non Interest Bearing Deposits Self Funding Ratio (Non-Interest Bearing Deposits/Commercial Loans) 38

Total Borrowed Funds 117 155 96 40 40 40 18 18 16 13 14 12 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 ($ in m ill ions ) FHLB Borrowings Repos 39

Deposit Growth Reduces Reliance on Wholesale Funding 0% 20% 40% 60% 80% 100% $0 $200 $400 $600 $800 $1,000 $1,200 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 ($ in m ill ion s) Total Deposits Borrowings Deposits as a % of Total Funding 40

Deposit Growth Reduces Reliance on Higher Cost Wholesale Funding 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 50% 52% 54% 56% 58% 60% 62% 64% 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 3/31/12 Core as a % of Total Deposits Cost of Deposits Cost of Funds 41

Path Forward  Continue execution of Strategic Growth & Diversification Plan  Focus on Northwest Indiana and South Suburban Chicago markets  Experienced senior management, sales, and credit teams in place  Improving reputation in our markets as Business Bankers 42

Investment Highlights  Business transformation well underway — Experienced management team in place — Executing on Strategic Growth & Diversification Plan — Asset quality stabilized — Improving net interest margin  Significant insider ownership aligned with shareholders — NEOs & Directors: 16.5% — 401(k) Retirement Plan: 8.0%  Valuation opportunity — Substantial discount to tangible book value 43

Appendix

Financial Highlights

($ in millions)	2007	2008	2009	2010	2011	3/31/12
Balance Sheet						
Total Assets	$ 1,150	$ 1,122	$ 1,082	$ 1,122	$ 1,149	$ 1,171
Total Loans	793	750	762	733	711	707
Deposits	863	824	850	946	977	1,004
Loans / Deposits	92 %	91 %	90 %	77 %	73 %	70 %
Total Equity	$ 130	$ 112	$ 110	$ 113	$ 103	$ 103
Tangible Equity	129	112	110	113	103	103
Capital						
Shareholders' Equity / Total Assets	11.3 %	10.0 %	10.2 %	10.0 %	9.0 %	8.8 %
Tier 1 Risk-Based Capital Ratio (Bank Only)	13.1	12.0	11.2	12.3	11.4	12.0
Total Risk-Based Capital Ratio (Bank Only)	13.9	13.2	12.4	13.3	12.7	13.2
Asset Quality						
NPLs / Total Loans	3.7 %	7.3 %	7.7 %	7.4 %	6.4 %	6.6 %
NPAs / Total Assets	2.7	5.2	6.3	6.8	5.6	5.6
NCOs / Average Gross Loans (4)	0.7	2.5	1.1	0.8	3.0	1.0
ALL / Total Gross Loans	1.0	2.1	2.6	2.3	1.8	1.7
ALL / NPLs	27.1	28.4	33.0	31.5	27.3	25.4
Provision / Average Gross Loans (4)	0.3	3.5	1.7	0.5	2.3	0.1
Provision / NCOs	42.4	140.1	144.9	62.9	78.3	61.5
Texas Ratio (NPAs / (Equity + ALL))	22.2	45.5	52.6	59.0	55.9	57.1
Profitability						
Net Interest Margin	3.0 %	3.3 %	3.7 %	3.7 %	3.5 %	3.4 %
Non-Interest Income / Total Revenue (1)	25.2	13.9	23.4	20.1	26.4	24.0
Efficiency Ratio (2)	74.2	76.4	81.9	83.7	87.5	90.1
Reported Net Income	$ 7.5	$ (11.3)	$ (0.5)	$ 3.5	$ (10.5)	$ 0.5
PTPP Earnings, as adjusted(3)	$ 12.7	$ 12.7	$ 13.3	$ 10.2	$ 9.5	$ 2.8
PTPP ROAE	9.8 %	10.0 %	11.8 %	9.0 %	8.3 %	10.7 %
PTPP ROAA	1.1	1.1	1.2	0.9	0.8	1.0

(1) Total Revenue defined as Net Interest Income plus Non-Interest Income.
(2) Defined as Non-Interest Expense divided by the sum of Net Interest Income plus Non-Interest Income, excluding net gain on sales of investment securities and impairment of investment securities.
(3) PTPP - Pre-Tax, Pre-Provision. See Non-GAAP financial information on the following page.
(4) Annualized, if applicable.

CFS Bancorp, Inc.

45

Reconciliation to Non-GAAP Metrics ($ in thousands) Three months ended 2007 2008 2009 2010 2011 3/31/12 3/31/11 Income (loss) before taxes 9,835 (19,968) (2,805) 4,167 (9,529) 490 438 Provision for loan losses 2,328 26,296 12,588 3,877 17,114 1,050 903 Pre-tax, pre-provision earnings 12,163 6,328 9,783 8,044 7,585 1,540 1,341 Adjustments: Net gain on sale of investments (536) (69) (1,092) (689) (1,715) (418) (519) Net (gain) loss on sale of OREO (22) (30) 9 154 (2,562) 47 5 OREO related expenses 343 261 2,976 1,483 4,123 618 592 Loan collection expenses 164 655 1,077 638 714 118 120 Severance and early retirement expense 643 - 37 545 1,375 876 - FDIC - special assessment - - 495 - - - - Impairment on investment securities - 4,334 - - - - - Goodwill impairment - 1,185 - - - - - Total Adjustments: 592 6,336 3,502 2,131 1,935 1,241 198 Pre-tax, pre-provision earnings, as adjusted 12,755 12,664 13,285 10,175 9,520 2,781 1,539 46